UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

American Tower Corporation
(Exact name of registrant as specified in its charter)

Delaware	65-0723837
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
1.950% senior notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-211829 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of the Registrant’s Securities to be Registered

The description of the 1.950% senior notes due 2026 of American Tower Corporation (the “Registrant”) is set forth under the caption “Description of Notes” in the prospectus supplement dated May 15, 2018, as filed with the Securities and Exchange Commission (the “Commission”) on May 16, 2018 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the Registrant’s registration statement on Form S-3 (File No. 333-211829), as filed with the Commission on June 3, 2016, which description is incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Description

4.1
Indenture, dated May 23, 2013, by and between the Registrant and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.12 of the Registrant’s Registration Statement on Form S-3ASR (File No. 333-188812) filed on May 23, 2013).

4.2
Supplemental Indenture No. 10, dated May 22, 2018, by and among the Registrant, U.S. Bank National Association, as Trustee, and Elavon Financial Services DAC, UK Branch, as Paying Agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No.001-14195) filed on May 22, 2018).

4.3	Form of Global Note (included in Exhibit 4.2).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	May 22, 2018	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President, Chief Financial Officer and Treasurer